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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 6, 2007

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1239 Parkview Drive, Elko, Nevada	89801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 775-738-9826

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

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Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2007, Thunder Mountain Resources, Inc., a wholly owned subsidiary of the Company, entered into a Stock Sale Agreement for the acquisition of all of the outstanding stock of South Mountain Mines, Inc., an Idaho corporation. The Sellers are:  (i) Wilmington Trust Company, Roger Milliken, Roger K. Smith & Ora K. Smith as Co-Trustees under Agreement dated 7/26/1984, and (ii) Wilmington Trust Company as Custodian under Agreement Dated 12/06/1983 with Roger Milliken, Gerrish H. Milliken, Jr. & Roger Milliken, Jr. as Co-Trustees under Agreement dated 9/23/1983 .  Closing of the transaction is subject to  numerous terms and conditions as set forth in the Stock Sale Agreement, a copy of which is attached as  Exhibit 99.1. Closing is October 1, 2007, or such earlier date as agreed to by the parties.

The assets of South Mountain Inc. are represented by the deed to the property to be 17 patented mining claims, consisting of approximately 326 acres, located in the South Mountain Mining District, Owyhee County, Idaho. A schedule of assets and liabilities is set forth in Schedule 3.5 of the agreement. The Purchase Price for the stock acquisition is $300,000, of which $50,000 was paid as a nonrefundable deposit, and $250,000 is payable at Closing. Closing is subject to the results of a satisfactory findings of various conditions at the property by Thunder Mountain Resources, Inc. during a due diligence period of  not more than 120 days, and other conditions set forth in the Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1 Stock Sale Agreement

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                                          (Registrant)

  By: /s/ E. JAMES COLLORD

  -------------------------------------------------

E.  James Collord

President, Director and Chief Executive Officer

Date:  June 8, 2007

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